Exhibit 11.1


NDC AUTOMATION, INC
COMPUTATION OF EARNINGS PER SHARE
For The Year  Ended November 30,2000
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                                                                                                              FULLY
                                                                                             PRIMARY          DILUTED
                                                                                             EPS              EPS
                                                                                             ------------------------------

                                                                                Exercise
NUMBER OF SHARES UNDERLYING OUTSTANDING                         # shares        Price
                                                             ----------------------------
    OPTIONS:       90 Plan                                         13,567       $0.79167      $ 10,740.59       $ 10,740.59
                   93 Plan                                         49,800       $1.56000      $ 77,688.00       $ 77,688.00
                   97 Plan                                         27,250       $ .50         $ 13,625.00       $ 13,625.00
                                                             -------------
                                                                   90,617
                                                             -------------
                                                                                         -----------------------------------
PROCEEDS UPON EXERCISE OF OPTIONS                                                             $102,053.59       $102,053.59
                                                                                         -----------------------------------

NUMBER OF SHARES UNDERLYING OUTSTANDING
    WARRANTS:                                                                                           0                 0
EXERCISE PRICE PER SHARE                                                                            $0.00             $0.00
PROCEEDS UPON EXERCISE OF WARRANTS                                                                  $0.00             $0.00

                                                                                         -----------------------------------
    TOTAL PROCEEDS                                                                            $102,053.59       $102,053.59
                                                                                         -----------------------------------

MARKET PRICE OF COMMON STOCK
   AVERAGE DURING THE PERIOD ENDED November 30,2000                                                 $0.50
   CLOSING AT November 30,2000                                                                                        $0.19

SHARES THAT COULD BE REPURCHASED
   WITH TOTAL PROCEEDS
                                                                                                  204,107
                                                                                         -----------------
                                                                                                                    544,286
                                                                                                          ------------------

EXCESS OF SHARES UNDERLYING OPTIONS/WARRANTS
   OVER SHARES THAT COULD BE REPURCHASED

                                                                                                 (113,490)
                                                                                                                   (453,669)

COMMON STOCK EQUIVALENT SHARES                                                                          0                 0
WEIGHTED AVERAGE NUMBER OF COMMON SHARES
   OUTSTANDING                                                                                  3,586,451         3,586,451
                                                                                         -----------------------------------

TOTAL AVERAGE NUMBER OF COMMON AND
   COMMON EQUIVALENT SHARES                                                                     3,586,451         3,586,451
                                                                                         -----------------------------------

NET INCOME                                                                                     $ (744,965)       $ (744,965)
                                                                                         -----------------------------------

EARNINGS PER SHARE                                                                               ($0.2077)         ($0.2077)
                                                                                         -----------------------------------
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